EXHIBIT 10.29

Addendum to National General Insurance Contract Dated January 13, 1994

                                    ADDENDUM TO
                                 SERVICE AGREEMENTS

     Affinity Group, Inc. ("AGI") and National General Insurance Company ("NGIC") wish to amend the Service Agreements between them for (a) the Good Sam Club insurance plan operated in conjunction with AGI's wholly-owned subsidiary GSS Enterprises, Inc. ("GSS"), dated June 2, 1978, and amended by Addendums dated October 11, 1982, November 25, 1987, October 17, 1989, February 14, 1992 and March 22, 1994; (b) the Rider Motorcycle Club insurance plan operated in conjunction with AGI's wholly-owned subsidiary GSS dated October 5, 1979, and amended by Addendums dated October 11, 1982, October 17, 1989, February 18, 1992, and March 22, 1994; (c) the Coast to Coast insurance plan operated in conjunction with AGI's wholly-owned subsidiary Camp Coast to Coast, Inc. ("CTC") dated October 23, 1987, and amended by Addendums dated November 30, 1987, October 17, 1989, and March 22, 1994; and (d) the Golf Card insurance plan operated in conjunction with AGI's wholly-owned subsidiary Golf Card International Corp. ("GCI") dated April 17, 1992 and amended by Addendum dated March 22, 1994, as follows:

     1. The last paragraph on page 1 of each Service Agreement, as most recently amended by the Addendums to Service Agreement dated March 22, 1994, is deleted in its entirety and the following is substituted therefor:

     This Service Agreement shall remain in full force and effect for the period beginning on the date of this Addendum and ending December 31, 2007. Thereafter the Agreement shall automatically renew for consecutive ten (10) year periods, unless terminated by written notice by either party to the other not less than sixty (60) days prior to the termination of the original term hereof of any extension hereof.

     2. Paragraph 2 of each Addendum to Service Agreement dated March 22, 1994 is hereby amended by adding the following thereto:

     If NGIC terminates this Agreement, or if upon expiration of the then current term NGIC does not elect or agree to renew the Agreement on the terms of the Agreement then in effect, the payments contemplated herein shall continue to be paid by NGIC to AGI for a period of five (5) years following termination (the "Run-Off Period"), and calculated as provided in the Agreement except that for each year during the Run-Off period the Base Fee percent and Bonus Fee percent to be used in determining the Base Fee and the Bonus Fee for each year shall be the Scheduled Percentage (as hereinafter defined) times a fraction, the numerator of which is the Aggregate Premium (as hereinafter defined) for such year and the denominator of which is the Aggregate Premium for the year immediately preceding such year. If AGI terminates the Agreement for reason other than failure by NGIC to make the payments contemplated herein, payments to AGI shall cease upon termination. For purposes of this paragraph, the following terms shall have the following meanings:

     (a) The "Scheduled Percentage" means the Base Fee percent and the Bonus Fee percent as set forth on the Fee Schedule attached to the March 22, 1994 Addendum to Service Agreement.

                                 Page 1 of 2 Pages

ADDENDUM TO SERVICE AGREEMENTS


     (b) The "Aggregate Premium" for any year means the aggregate direct written premium, less return premium, written under the Good Sam, Good Sam Referral, Coast to Coast, Rider, and Golf Card Insurance program agreements for such year.

     3. During the Run-Off period, as long as AGI is continuing to receive the payment described in paragraph 2 of this Addendum, AGI and its affiliates listed above (but expressly excluding Camping World, Inc. and its subsidiaries) (the "Program Affiliates") will not use, or sponsor, endorse or recommend, telephone solicitation or direct mail solicitation that is (a) directed at Insured Members (as hereinafter defined) and (b) intended for the purpose of soliciting such Insured Members to cancel, terminate, or allow to lapse insurance policies acquired pursuant to the Service Agreement and to replace such policies with new policies offered by an insurance company other than NGIC or its affiliates through a program sponsored by AGI or the Program Affiliates. In making or participating in any such solicitation that is prohibited by the first sentence in this paragraph 3, or assisting any third party in making any such solicitation that is prohibited by the first sentence of this paragraph 3, AGI shall delete from the membership list(s) of it and the Program Affiliates the names of all Insured Members prior to any such solicitation. For the purpose of this paragraph, "Insured Members" means members of a club or affinity group operated by AGI who are insured pursuant to the Service Agreement. A member shall continue to be an Insured member as long as such member continues to pay premiums that are included in the Aggregate Premium. A member shall cease being an Insured Member upon failure to pay when due any premium for an insurance policy obtained pursuant to the Service Agreement. NGIC acknowledges that AGI and the Program Affiliates regularly solicit programs and products to members of the clubs, affinity groups operated by AGI and to other customers of AGI and the Program Affiliates and subscribers and recipients of AGI publications, and except as expressly set forth in this paragraph 3, such marketing, sponsorship or solicitation shall not constitute a breach in this paragraph 3, provided that, in addition to making the above membership list deletions, AGI and the Program Affiliates shall delete any such advertising of property-casualty insurance products from publications addressed to Insured Members. If AGI does not make such deletions from its solicitation and publication mailing lists the provisions of paragraph 2 above shall be void.

     4. Except as amended by this Addendum, all provisions of the Service Agreements shall remain in full force and effect.

AFFINITY GROUP, INC.                    NATIONAL GENERAL INSURANCE COMPANY

By:     /s/                          By:        /s/
       ---------------------------          -------------------------------
               Stephen Adams                        John J.  Foley

Title:         Chairman             Title:          President
       ---------------------------          -------------------------------


Date:          11/11/97                      Date:  November 4, 1997
       ---------------------------          -------------------------------

                                 Page 2 of 2 Pages